UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: JULY 14, 2004

(DATE OF EARLIEST EVENT REPORTED: JULY 1, 2004)

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On June 29, 2004, MTC Technologies, Inc. (MTCT – NASDAQ), or the Company, issued a press release announcing that it and its wholly-owned subsidiary, MTC Technologies, Inc., an Ohio corporation, signed a definitive stock purchase agreement to purchase all of the outstanding shares of common stock of Command Technologies, Inc. (CTI) from CTI’s current shareholders. The agreement was signed pending the completion of due diligence, and was effective July 1, 2004. On July 1, 2004, the Company issued a press release announcing that it had completed the acquisition of CTI as planned. CTI’s customer base consists primarily of the Department of Defense and national security agencies. CTI, with over 80% of its employees supporting sensitive government programs, specializes in professional and technical services, information technology, and technology applications for training, simulation, and modeling. As a subsidiary of the Company, CTI will continue to operate the same lines of business.

The initial purchase price for 100% of the outstanding common stock of CTI was $45 million, paid from cash on hand at closing on July 1, 2004. In addition to the amount paid to shareholders, certain employees will receive payments, through 2007, in the amount of $2 million. It is also anticipated that the Company will realize future income tax benefits with a net present value of approximately $9 million in future periods as the result of CTI shareholders agreeing to a Section 338(h)(10) election under the Internal Revenue Code of 1986.

Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference. The summary of the transaction described above is qualified by reference to the stock purchase agreement attached as an Exhibit 2.1 hereto and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for MTC Technologies, Inc. to provide the financial statements required by Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than 60 days after the required filing date for this Current Report.

(b)	PRO FORMA FINANCIAL INFORMATION.

As of the date of filing this Current Report on Form 8-K, it is impracticable for MTC Technologies, Inc. to provide the pro forma financial information required by Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial information will be filed by amendment to this Form 8-K no later than 60 days after the required filing date for this Current Report.

(c)	EXHIBITS.

Ex. 2.1	Stock Purchase Agreement by and among MTC Technologies, Inc., an Ohio corporation, MTC Technologies, Inc., a Delaware corporation, and the Command Technologies, Inc. Employee Stock Ownership Plan*

Ex. 99.1	Press Release dated June 29, 2004

Ex. 99.2	Press Release dated July 1, 2004

*	Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2004

MTC TECHNOLOGIES, INC.

By:	/s/ Michael I. Gearhardt
Michael I. Gearhardt
Chief Financial Officer

EXHIBIT INDEX

Ex. 2.1	Stock Purchase Agreement by and among MTC Technologies, Inc., an Ohio corporation, MTC Technologies, Inc., a Delaware corporation, and the Command Technologies, Inc. Employee Stock Ownership Plan*

Ex. 99.1	Press Release dated June 29, 2004

Ex. 99.2	Press Release dated July 1, 2004

*	Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.